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                                                                    EXHIBIT 10.4


(INSITUFORM TECHNOLOGIES, INC. LOGO)         Name:
                                             Social Security No:
                                             Award Date:
                                             Deferred Stock Units:

FORM OF DEFERRED STOCK UNIT AGREEMENT UNDER THE
2001 EMPLOYEE EQUITY INCENTIVE PLAN


Insituform Technologies, Inc. (the "COMPANY") hereby awards to you the number of Deferred Stock Units shown above, effective as of the Award Date. Each Deferred Stock Unit represents the obligation of the Company to transfer one share of the Company's Class A common stock, par value $0.01 per share (the "COMMON STOCK") to you at the time provided in this Agreement. This award is granted to you pursuant to the 2001 Employee Equity Incentive Plan (the "PLAN"), and is subject to the terms and conditions in the Plan and those set forth below. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan. Your acceptance of this award acknowledges your agreement to all the terms and conditions contained herein.

                                         By:
                                            ------------------------------------


                              TERMS AND CONDITIONS


1. BOOKKEEPING ACCOUNT. The Company will record the number of Deferred Stock Units granted to you under this Agreement to a bookkeeping account for you (the "DEFERRED STOCK UNIT ACCOUNT"). Your Deferred Stock Unit Account will be reduced by the number of shares of Common Stock transferred to you in accordance with
Section 3. Your Deferred Stock Unit Account also will be adjusted from time to time for any stock dividends, stock splits and other such transactions in accordance with Section 5.

2. VESTING; TRANSFERABILITY RESTRICTION. Your Deferred Stock Units are fully vested.

      Your Deferred Stock Units are not transferable by you. Except as may be required by federal income tax withholding provisions or by the tax laws of any state, your interests (and the interests of your beneficiaries, if any) under this Agreement are not subject to the claims of your creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

3. DISTRIBUTION OF SHARES OF COMMON STOCK; DEFERRAL ELECTION. As soon as practical after ______________, ______, or termination of your employment, if earlier, shares of Common Stock, equal to the number of vested Deferred Stock Units reflected in your Deferred Stock Unit Account, shall be distributed to you (or your beneficiary(ies) or personal representative, if you are deceased). Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

      You may elect to defer the date of distribution and transfer of Common Stock to __________, ______, or any later date specified in the election (the "Deferred Payment Date"). Such an election must be in writing and delivered to the Secretary of the Company at least twelve months before ________, _____. The election will be irrevocable after such election deadline. Once you have elected a Deferred Payment Date, distribution and transfer of Common Stock shall not occur until the Deferred Payment Date, regardless of whether you terminate employment with the Company prior to the Deferred Payment Date.

4. DEATH BENEFICIARY DESIGNATION. You may designate a beneficiary or beneficiaries (contingently, consecutively or successively) to receive shares of Common Stock, if you die while Deferred Stock Units are held in your Deferred Stock Unit Account, and, upon your death, the Company will transfer shares of Common Stock equal in number to the Deferred Stock Units, if any, reflected in your Deferred Stock Unit Account to your beneficiary(ies).

      You may designate a beneficiary or beneficiaries from time to time, any you may change your designated beneficiary(ies). A beneficiary may be a trust. A beneficiary designation must be made in writing in a form



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prescribed by the Company and delivered to the Company while you are alive. If you do not have a designated beneficiary surviving at the time of your death, any transfer of shares of Common Stock will be made to your surviving spouse, if any, and if you do not have a surviving spouse, then to your estate.

5. CASH DIVIDEND EQUIVALENTS; ADJUSTMENTS. If the Company pays a cash dividend on its Common Stock, then, as soon as practical after such cash dividend is paid, the Company will pay you an amount in cash equal to the amount per share of such cash dividend multiplied by the number of Deferred Stock Units credited to your Deferred Stock Unit Account as of the record date of such cash dividend.

      If there is any change in the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Deferred Stock Units credited to your Deferred Stock Unit Account shall be adjusted appropriately so that the number of Deferred Stock Units reflected in your Deferred Stock Unit Account after such an event shall equal the number of shares of Common Stock a stockholder would own after such an event if the stockholder, at the time such an event occurred, had owned shares of Common Stock equal to the number of Deferred Stock Units reflected in your Deferred Stock Unit Account immediately before such an event.

6. NO STOCKHOLDER RIGHTS. You will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect any Deferred Stock Units reflected in your Deferred Stock Unit Account. You will have only the cash dividend equivalent and adjustment rights provided in this Agreement.

7. SECURITIES LAWS. Shares of Common Stock will not be transferred under this Agreement if such transfer would violate any federal or state securities law. The Company may take any appropriate action to achieve compliance with those laws in connection with any transfer of Common Stock to you.

8. NO RIGHT TO FURTHER GRANTS. Deferred Stock Unit grants are within the discretion of the Plan Administrator, and no such grant entitles you to any further grants.

9. INTERPRETATIONS BINDING. Plan Administrator interpretations and determinations are binding and conclusive.

10. NOTICES. Notices to the Company or the Plan Administrator shall be sent to the Company's Corporate Headquarters, Attn: "Stock Plan Administrator."